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                                                                   Exhibit 10.10

                            SUPPLEMENTARY CONTRACT I

FIRST PARTY: GUANGDONG ZHUHAI HIGH TECHNOLOGY RESULTS INDUSTRIALIZATION
             DEMONSTRATION BASE COMPANY, LTD.

SECOND PARTY: ZHUHAI OPLINK COMMUNICATIONS COMPANY, LTD.

     In accordance with the PEOPLE'S REPUBLIC OF CHINA CONTRACTS ACT and the relevant laws, First and Second Parties have reached the following agreement through friendly negotiations based on the principles of mutual benefit, mutual support and joint development:

     [1] Due to the rapid development of the operations of Zhuhai Oplink Communications Company, Ltd., Second Party urgently needs a large quantity of dormitories to resolve the problem of living quarters for its employees.

     [2] After negotiations between the two parties, First Party agrees to build one new dormitory building (dormitory building number 2--Explanation: First Party's original dormitory building is called dormitory building number 1 in this contract; the new dormitory building as referred to in this contract is called dormitory building number 2) within the Guangdong Zhuhai High Technology Results Industrialization Demonstration Base, to be used to resolve Second Party's urgent need for a large quantity of dormitories. Ownership of the dormitory newly built by First Party (dormitory building number 2) shall belong to First Party.

     [3] Second Party shall lease from First Party One Hundred Twenty-five ordinary rooms in dormitory building number 2, with a lease term of five years, from December 1, 2000 through November 30, 2005. The total rent, service fees and property management fees for each room per month shall be 440 YUAN (of which, rent shall be 200 YUAN/month, service fees shall be 200 YUAN/month, and property management fees shall be 1 YUAN/square meter per month (with the exception of dormitory building number 2, the property management fees for other properties belonging to First Party and leased by Second Party shall remain at
1.5 YUAN/square meter per month) (Note: The building area of each room is approximately 40 square meters). When this contract has been signed for three full years, with the consent of First Party, property leased by Second Party may be subleased by Second Party to a third party, in which case Second Party shall collect rent, management fees and other fees from the third party. However, this shall not affect any terms of the contractual agreements in execution for the five-year term by First and Second Parties.

     [4] In order to accelerate the construction of dormitory building number 2, Second Party shall prepay to First Party rent and management fees equivalent to 45% of the total cost of building dormitory building number 2 totaling THREE MILLION FIVE HUNDRED THOUSAND YUAN RENMINBI. In order to satisfy the Zhuhai municipal government regulation relating to capital construction, i.e. "the constructing unit must have funding of 90% of the total cost of building in place prior to reporting and beginning construction," Second Party must effect payment of prepaid rent and prepaid management fees totaling not less than Three Million One Hundred Fifty Thousand YUAN RENMINBI to First Party by April 15, 2000, in order to ensure the timely beginning and completion of construction; the balance of


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Three Hundred Fifty Thousand YUAN shall be paid by Second Party in accordance with project progress.

     [5] The standard for ordinary rooms as referred to in paragraph [3] of this contract shall be: building area of approximately 40 square meters per room, each room being equipped with a toilet.

     [6] Second Party shall prepay to First Party rent for factory building, dormitory building and office building space and service fees and property management fees totaling Three Million Five Hundred Thousand YUAN. Said rent, service fees and property management fees prepaid by Second Party shall be deducted in full over three years from rent, services fees and property management fees paid by Second Party to First Party as follows: in the first year, 800,000 YUAN shall be deducted; in the second year, 1,000,000 YUAN shall be deducted; and in the third year, 1,700,000 YUAN shall be deducted. The specific deduction plan for each month within the stipulated term shall be separately agreed upon by persons authorized by the two parties.

     [7] In order to compensate Second Party for the nearly three years' worth of interest on the rent and management fees for One Hundred Twenty-five ordinary rooms in dormitory building number 2 prepaid by Second Party to First Party, First Party shall not increase the rent on the One Hundred Twenty-five ordinary rooms leased by Second Party for a period of three years.

     [8] Upon execution of this Agreement, First Party shall immediately design and commence construction of dormitory building number 2, in order to ensure availability of use according to schedule. If Second Party remodels the leased building space, Second Party must provide drawings and other related information to First Party for its records. If Second Party does not renew the lease upon expiration of the lease term, Second Party must restore the building space to its original appearance (the state in which First Party originally provided the building space to Second Party), unless First Party consents to the return of the building space to First Party in the then current condition of the buildings.

     [9] This Agreement shall take effect once both parties have signed it and affixed their seals thereto.

     [10] Losses incurred by the opposite party as the result of one party's breach of contract shall be compensated by the defaulting party.

     [11] There are four identical copies of this Agreement, two copies to be held by each of First and Second Parties, with equal legal effect.

     [12] This Contract is a supplementary contract to Contract (Yue-Ke-Ji-Di 2000-011).

Seal of First Party:                        Seal of Second Party:
Guangdong Zhuhai High Technology            Zhuhai Oplink Communications
Results Industrialization Demonstration     Company, Ltd.
Base Company, Ltd.

Legal Representative of First Party:        Legal Representative of Second Party
/s/ illegible                               /s/ illegible

                        March 28, 2000          (Zhuhai, China)